Exhibit 99.1

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

First Place Tower

15 East Fifth Street • Suite 3500

Tulsa, Oklahoma 74103-4350

(918) 587-5521 • Fax: (918) 587-2881

January 27, 2012

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention: Mr. Harold L. Hickey

Re:	Estimated Proved Reserves and

Future Net Cash Flow

Constant Pricing

Gentlemen:

In accordance with your request, we have prepared an estimate of the proved reserves and future net cash flow attributable to the interests owned by EXCO Resources, Inc. (EXCO) located in the states of Oklahoma and Texas. The reserves estimated by us for EXCO represent 6.6 per cent of the EXCO Resources, Inc. corporate reserves. This report was prepared according to the Securities and Exchange Commission (SEC) guidelines as published in the Federal Register January 14, 2009. The effective date of our estimate is December 31, 2011 and the results are summarized as follows:

	ESTIMATED REMAINING NET RESERVES			FUTURE NET CASH FLOW
RESERVE CLASSIFICATION	Oil (MBBL)	Gas (MMCF)	Net Equiv. (MMCFE) (1)	Total (M$)	Present Worth Disc. @ 10% (M$)
Proved Developed
Producing	3,457	36,260	57,001	426,938	245,767
Non-Producing	36	47	262	3,385	2,949
Behind-Pipe	83	245	741	6,569	2,796

Sub-Total	3,576	36,552	58,004	436,892	251,512

Proved Undeveloped	1,789	18,594	29,330	155,027	64,157

TOTAL PROVED RESERVES(2)	5,365	55,146	87,334	591,919	315,669

Notes:

(1)	MMCFE-one million cubic feet equivalent, calculated by converting one barrel of oil to six MCF of natural gas.
(2)	Totals may differ from schedules due to roundoff.

Future net cash flow is the amount, exclusive of federal and state income taxes, which will accrue to the subject interests from continued operation of the properties to depletion. It should not be construed as a fair market or trading value. No provision has been made for the cost of plugging and abandoning the properties.

No attempt has been made to quantify or otherwise account for any accumulative gas production imbalances that may exist. Likewise, no attempt has been made to determine whether the wells and facilities are in compliance with various governmental regulations. Accordingly, no costs have been included in the event the wells and facilities are not in compliance.

CLASSIFICATION OF RESERVES

Reserves assigned to the various leases and/or wells have been classified as either “proved developed” or “proved undeveloped” in accordance with the definitions of the proved reserves as promulgated by the Securities and Exchange Commission. These are as follows:

Proved Developed Oil and Gas Reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Undeveloped Oil and Gas Reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Proved Developed Oil and Gas Reserves attributed to the subject leases have been further classified as “proved developed producing,” “proved developed non-producing” and “proved developed behind-pipe.”

Proved Developed Producing Reserves are those reserves expected to be recovered from currently producing zones under continuation of present operating methods.

Proved Developed Non-Producing Reserves are those reserves expected to be recovered from zones that have been completed and tested but are not yet producing due to situations including, but not limited to, lack of market, minor completion problems that are expected to be corrected, or reserves expected from future stimulation treatments based on analogy to nearby wells.

Proved Developed Behind-Pipe Reserves are those reserves currently behind the pipe in existing wells that are considered proved by virtue of successful testing or production in offsetting wells.

ESTIMATION OF RESERVES

The majority of the subject properties have been producing for a considerable length of time. The estimation of reserves for these wells has been based on the extrapolation of the existing historic production decline curves and/or pressure decline trends to economic limits or abandonment pressures.

Reserves anticipated from recently completed or new wells were based upon volumetric calculations or analogy with similar properties, which are producing from the same horizons in the respective areas. Structural position, net pay thickness, well productivity, gas-oil ratios, water production, pressures, and other pertinent factors were considered in the estimations of these reserves.

Reserves assigned to behind-pipe zones have been estimated based on volumetric calculations and/or analogy with other wells in the area producing from the same horizon.

FUTURE NET CASH FLOW

Oil Income and Prices

Income from the sale of oil was estimated based on the unweighted average price for West Texas Intermediate Cushing Oil, as published by the Energy Information Agency, for the first day of each month for January through December of 2011, as provided by the staff of EXCO. That computed reference price of $96.19 per barrel was held constant throughout the life of each lease. The reference price was adjusted for historical differentials between posted prices and actual field prices to reflect quality, transportation fees and regional price differences. The weighted average price for oil over the life of the properties was $91.285 per barrel.

Gas Income and Prices

Income from the sale of gas was estimated based on the unweighted average price for natural gas sold at Henry Hub, as published in Platts Gas Daily, the first day of each month for January through December of 2011, as provided by staff of EXCO. That computed reference price of $4.1183 per MCF was held constant throughout the life of each lease. The reference price was adjusted for BTU content, basis differentials, marketing, and transportation costs. The weighted average price for natural gas over the life of the properties was $8.720 per MCF.

Operating Expenses

Operating expenses were based upon actual operating costs charged by EXCO or the respective operators, as supplied by the staff of EXCO. All expenses were held constant throughout the life of each lease.

Future Expenses

Provisions have been made for future expenses required for recompletion and drilling. These costs are forecast based upon current estimates, regardless of the time they are incurred.

GENERAL

Information upon which this estimate has been based was furnished by the staff of EXCO or was obtained by us from outside sources we consider to be reliable. This information is assumed correct. No attempt has been made to verify title or ownership of the subject properties.

Leases were not inspected by a representative of this firm, nor were the wells tested under our supervision; however, the performance of the majority of the wells was discussed with employees of EXCO.

This report has been prepared utilizing methods and procedures regularly used by petroleum engineers to estimate oil and gas reserves for properties of this type and character. The recovery of oil and gas reserves and projection of producing rates are dependent upon many variable factors including prudent operation, compression of gas when needed, market demand, installation of lifting equipment, and remedial work when required. The reserves included in this report have been based upon the assumption that the wells will continue to be operated in a prudent manner under the same conditions existing at the present time. Actual production results and future well data may yield additional facts, not presently available to us, which will require an adjustment to our estimates.

The reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and, if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts. As in all aspects of oil and gas estimation, there are uncertainties inherent in the interpretation of engineering data and, therefore, our conclusions necessarily represent only informed professional judgments.

It should be pointed out that regulatory authorities could, in the future, change the allocation of reserves allowed to be produced from a particular well in any reservoir, thereby altering the material premise upon which our reserve estimates may be based.

The projection of cash flow has been made assuming constant prices. There is no assurance that prices will not vary. For this reason and those listed in the previous paragraph, the future net cash from the sale of production from the subject properties may vary from the estimates contained in this report.

It is our opinion that based upon our knowledge of current facts and conditions, the reserves presented in this report are a reasonable measure of EXCO’s reserves considered by us.

The information developed during the course of this investigation, basic data, maps and worksheets showing recovery determinations can be made available for inspection in our office.

This report is to be used only in its entirety.

We appreciate this opportunity to be of service to you.

Very truly yours,

/s/ LEE KEELING AND ASSOCIATES, INC.

LKA7159-EXCO Resources

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

First Place Tower

15 East Fifth Street • Suite 3500

Tulsa, Oklahoma 74103-4350

(918) 587-5521 • Fax: (918) 587-2881

January 27, 2012

EXCO Operating Company, LP

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention: Mr. Harold L. Hickey

Re:	Estimated Proved Reserves and

Future Net Cash Flow

Constant Pricing

Gentlemen:

In accordance with your request, we have prepared an estimate of the proved reserves and future net cash flow attributable to the interests owned by EXCO Operating Company, LP (EOC) located in the states of Louisiana and Texas. The reserves estimated by us for EOC represent 27.8 per cent of the EXCO Resources, Inc. corporate reserves. This report was prepared according to the Securities and Exchange Commission (SEC) guidelines as published in the Federal Register January 14, 2009. The effective date of our estimate is December 31, 2011, and the results are summarized as follows:

	ESTIMATED REMAINING			FUTURE NET CASH FLOW
	NET RESERVES				Present Worth Disc. @ 10% (M$)
RESERVE CLASSIFICATION	Oil (MBBL)	Gas (MMCF)	Net Equiv. (MMCFE) (1)	Total (M$)
Proved Developed
Producing	488	309,368	312,295	584,425	308,786
Non-Producing	6	19,691	19,726	40,753	13,731
Behind-Pipe	295	35,486	37,257	51,729	28,164

Sub-Total	789	364,545	369,278	676,907	350,681

Proved Undeveloped	—	—	—	—	—

TOTAL PROVED RESERVES(2)	789	364,545	369,278	676,907	350,681

Notes:

(1)	MMCFE-one million cubic feet equivalent, calculated by converting one barrel of oil to six MCF of natural gas.
(2)	Totals may differ from schedules due to roundoff.

Future net cash flow is the amount, exclusive of federal and state income taxes, which will accrue to the subject interests from continued operation of the properties to depletion. It should not be construed as a fair market or trading value. No provision has been made for the cost of plugging and abandoning the properties.

No attempt has been made to quantify or otherwise account for any accumulative gas production imbalances that may exist. Likewise, no attempt has been made to determine whether the wells and facilities are in compliance with various governmental regulations. Accordingly, no costs have been included in the event the wells and facilities are not in compliance.

CLASSIFICATION OF RESERVES

Reserves assigned to the various leases and/or wells have been classified as either “proved developed” or “proved undeveloped” in accordance with the definitions of the proved reserves as promulgated by the Securities and Exchange Commission. These are as follows:

Proved Developed Oil and Gas Reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Undeveloped Oil and Gas Reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Proved Developed Oil and Gas Reserves attributed to the subject leases have been further classified as “proved developed producing,” “proved developed non-producing” and “proved developed behind-pipe.”

Proved Developed Producing Reserves are those reserves expected to be recovered from currently producing zones under continuation of present operating methods.

Proved Developed Non-Producing Reserves are those reserves expected to be recovered from zones that have been completed and tested but are not yet producing due to situations including, but not limited to, lack of market, minor completion problems that are expected to be corrected, or reserves expected from future stimulation treatments based on analogy to nearby wells.

Proved Developed Behind-Pipe Reserves are those reserves currently behind the pipe in existing wells that are considered proved by virtue of successful testing or production in offsetting wells.

ESTIMATION OF RESERVES

The majority of the subject properties have been producing for a considerable length of time. The estimation of reserves for these wells has been based on the extrapolation of the existing historic production decline curves and/or pressure decline trends to economic limits or abandonment pressures.

Reserves anticipated from recently completed or new wells were based upon volumetric calculations or analogy with similar properties, which are producing from the same horizons in the respective areas. Structural position, net pay thickness, well productivity, gas-oil ratios, water production, pressures, and other pertinent factors were considered in the estimations of these reserves.

Reserves assigned to behind-pipe zones have been estimated based on volumetric calculations and/or analogy with other wells in the area producing from the same horizon.

FUTURE NET CASH FLOW

Oil Income and Prices

Income from the sale of oil was estimated based on the unweighted average price for West Texas Intermediate Cushing Oil, as published by the Energy Information Agency, for the first day of each month for January through December of 2011, as provided by the staff of EOC. That computed reference price of $96.19 per barrel was held constant throughout the life of each lease. The reference price was adjusted for historical differentials between posted prices and actual field prices to reflect quality, transportation fees and regional price differences. The weighted average price for oil over the life of the properties was $94.94 per barrel.

Gas Income and Prices

Income from the sale of gas was estimated based on the unweighted average price for natural gas sold at Henry Hub, as published in Platts Gas Daily, the first day of each month for January through December of 2011, as provided by staff of EOC. That computed reference price of $4.1183 per MCF was held constant throughout the life of each lease. The reference price was adjusted for BTU content, basis differentials, marketing, and transportation costs. The weighted average price for natural gas over the life of the properties was $4.065 per MCF.

Operating Expenses

Operating expenses were based upon actual operating costs charged by EOC or the respective operators, as supplied by the staff of EOC. All expenses were held constant throughout the life of each lease.

Future Expenses

Provisions have been made for future expenses required for recompletion and drilling. These costs are forecast based upon current estimates, regardless of the time they are incurred.

GENERAL

Information upon which this estimate has been based was furnished by the staff of EOC or was obtained by us from outside sources we consider to be reliable. This information is assumed correct. No attempt has been made to verify title or ownership of the subject properties.

Leases were not inspected by a representative of this firm, nor were the wells tested under our supervision; however, the performance of the majority of the wells was discussed with employees of EOC.

This report has been prepared utilizing methods and procedures regularly used by petroleum engineers to estimate oil and gas reserves for properties of this type and character. The recovery of oil and gas reserves and projection of producing rates are dependent upon many variable factors including prudent operation, compression of gas when needed, market demand, installation of lifting equipment, and remedial work when required. The reserves included in this report have been based upon the assumption that the wells will continue to be operated in a prudent manner under the same conditions existing at the present time. Actual production results and future well data may yield additional facts, not presently available to us, which will require an adjustment to our estimates.

The reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and, if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts. As in all aspects of oil and gas estimation, there are uncertainties inherent in the interpretation of engineering data and, therefore, our conclusions necessarily represent only informed professional judgments.

It should be pointed out that regulatory authorities could, in the future, change the allocation of reserves allowed to be produced from a particular well in any reservoir, thereby altering the material premise upon which our reserve estimates may be based.

The projection of cash flow has been made assuming constant prices. There is no assurance that prices will not vary. For this reason and those listed in the previous paragraph, the future net cash from the sale of production from the subject properties may vary from the estimates contained in this report.

It is our opinion that based upon our knowledge of current facts and conditions, the reserves presented in this report are a reasonable measure of EOC’s reserves considered by us.

The information developed during the course of this investigation, basic data, maps and worksheets showing recovery determinations can be made available for inspection in our office.

This report is to be used only in its entirety.

We appreciate this opportunity to be of service to you.

Very truly yours,

/s/ LEE KEELING AND ASSOCIATES, INC.

LKA7159-EOC Operating

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

First Place Tower

15 East Fifth Street • Suite 3500

Tulsa, Oklahoma 74103-4350

(918) 587-5521 • Fax: (918) 587-2881

January 12, 2012

EXCO Resources (PA), Inc.

EXCO Resources (WV), Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention: Mr. Harold L. Hickey

Re:	Estimated Proved Reserves and
Future Net Cash Flow
Constant Pricing

Gentlemen:

In accordance with your request, we have prepared an estimate of the proved reserves and future net cash flow attributable to the interests owned by EXCO Resources (PA), Inc. and EXCO Resources (WV), Inc. (hereinafter collectively referred to as “EXCO”) located in the states of Kentucky, Pennsylvania, Tennessee, Virginia, and West Virginia. The reserves estimated by us for EXCO represent 4.5 per cent of the EXCO Resources, Inc. corporate reserves. This report was prepared according to the Securities and Exchange Commission (SEC) guidelines as published in the Federal Register January 14, 2009. The effective date of our estimate is December 31, 2011, and the results are summarized as follows:

	ESTIMATED REMAINING			FUTURE NET CASH FLOW
	NET RESERVES				Present Worth
	Oil	Gas	Net Equiv.	Total	Disc. @ 10%
RESERVE CLASSIFICATION	(MBBL)	(MMCF)	(MMCFE) (1)	(M$)	(M$)
Proved Developed
Producing	196	56,693	57,869	121,694	60,845
Non-Producing	4	980	1,004	2,852	532
Behind-Pipe	—	1,352	1,352	2,472	467

Sub-Total	200	59,025	60,225	127,018	61,844

Proved Undeveloped	—	—	—	—	—

TOTAL PROVED RESERVES(2)	200	59,025	60,225	127,018	61,844

Notes:

(1)	MMCFE-one million cubic feet equivalent, calculated by converting one barrel of oil to six MCF of natural gas.
(2)	Totals may differ from schedules due to roundoff.

Future net cash flow is the amount, exclusive of federal and state income taxes, which will accrue to the subject interests from continued operation of the properties to depletion. It should not be construed as a fair market or trading value. No provision has been made for the cost of plugging and abandoning the properties.

No attempt has been made to quantify or otherwise account for any accumulative gas production imbalances that may exist. Likewise, no attempt has been made to determine whether the wells and facilities are in compliance with various governmental regulations. Accordingly, no costs have been included in the event the wells and facilities are not in compliance.

CLASSIFICATION OF RESERVES

Reserves assigned to the various leases and/or wells have been classified as either “proved developed” or “proved undeveloped” in accordance with the definitions of the proved reserves as promulgated by the Securities and Exchange Commission. These are as follows:

Proved Developed Oil and Gas Reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Undeveloped Oil and Gas Reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Proved Developed Oil and Gas Reserves attributed to the subject leases have been further classified as “proved developed producing,” “proved developed non-producing” and “proved developed behind-pipe.”

Proved Developed Producing Reserves are those reserves expected to be recovered from currently producing zones under continuation of present operating methods.

Proved Developed Non-Producing Reserves are those reserves expected to be recovered from zones that have been completed and tested but are not yet producing due to situations including, but not limited to, lack of market, minor completion problems that are expected to be corrected, or reserves expected from future stimulation treatments based on analogy to nearby wells.

Proved Developed Behind-Pipe Reserves are those reserves currently behind the pipe in existing wells that are considered proved by virtue of successful testing or production in offsetting wells.

ESTIMATION OF RESERVES

The majority of the subject properties have been producing for a considerable length of time. The estimation of reserves for these wells has been based on the extrapolation of the existing historic production decline curves and/or pressure decline trends to economic limits or abandonment pressures.

Reserves anticipated from recently completed or new wells were based upon volumetric calculations or analogy with similar properties, which are producing from the same horizons in the respective areas. Structural position, net pay thickness, well productivity, gas-oil ratios, water production, pressures, and other pertinent factors were considered in the estimations of these reserves.

Reserves assigned to behind-pipe zones have been estimated based on volumetric calculations and/or analogy with other wells in the area producing from the same horizon.

FUTURE NET CASH FLOW

Oil Income and Prices

Income from the sale of oil was estimated based on the unweighted average price for West Texas Intermediate Cushing Oil, as published by the Energy Information Agency, for the first day of each month for January through December of 2011, as provided by the staff of EXCO. That computed reference price of $96.19 per barrel was held constant throughout the life of each lease. The reference price was adjusted for historical differentials between posted prices and actual field prices to reflect quality, transportation fees and regional price differences. The weighted average price for oil over the life of the properties was $88.776 per barrel.

Gas Income and Prices

Income from the sale of gas was estimated based on the unweighted average price for natural gas sold at Henry Hub, as published in Platts Gas Daily, the first day of each month for January through December of 2011, as provided by staff of EXCO. That computed reference price of $4.1183 per MCF was held constant throughout the life of each lease. The reference price was adjusted for BTU content, basis differentials, marketing, and transportation costs. The weighted average price for natural gas over the life of the properties was $4.354 per MCF.

Operating Expenses

Operating expenses were based upon actual operating costs charged by EXCO or the respective operators, as supplied by the staff of EXCO. All expenses were held constant throughout the life of each lease.

Future Expenses

Provisions have been made for future expenses required for recompletion and drilling. These costs are forecast based upon current estimates, regardless of the time they are incurred.

GENERAL

Information upon which this estimate has been based was furnished by the staff of EXCO or was obtained by us from outside sources we consider to be reliable. This information is assumed correct. No attempt has been made to verify title or ownership of the subject properties.

Leases were not inspected by a representative of this firm, nor were the wells tested under our supervision; however, the performance of the majority of the wells was discussed with employees of EXCO.

This report has been prepared utilizing methods and procedures regularly used by petroleum engineers to estimate oil and gas reserves for properties of this type and character. The recovery of oil and gas reserves and projection of producing rates are dependent upon many variable factors including prudent operation, compression of gas when needed, market demand, installation of lifting equipment, and remedial work when required. The reserves included in this report have been based upon the assumption that the wells will continue to be operated in a prudent manner under the same conditions existing at the present time. Actual production results and future well data may yield additional facts, not presently available to us, which will require an adjustment to our estimates.

The reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and, if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts. As in all aspects of oil and gas estimation, there are uncertainties inherent in the interpretation of engineering data and, therefore, our conclusions necessarily represent only informed professional judgments.

It should be pointed out that regulatory authorities could, in the future, change the allocation of reserves allowed to be produced from a particular well in any reservoir, thereby altering the material premise upon which our reserve estimates may be based.

The projection of cash flow has been made assuming constant prices. There is no assurance that prices will not vary. For this reason and those listed in the previous paragraph, the future net cash from the sale of production from the subject properties may vary from the estimates contained in this report.

It is our opinion that based upon our knowledge of current facts and conditions, the reserves presented in this report are a reasonable measure of EXCO’s reserves considered by us.

The information developed during the course of this investigation, basic data, maps and worksheets showing recovery determinations can be made available for inspection in our office.

This report is to be used only in its entirety.

We appreciate this opportunity to be of service to you.

Very truly yours,

/s/ LEE KEELING AND ASSOCIATES, INC.

LKA7159-EXCO (PA) & (WV)